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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 24, 2004

MRS. FIELDS FAMOUS BRANDS, LLC
(Exact name of registrant as specified in charter)

DELAWARE	333-115046	80-0096938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121-1050
801-736-5600
(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

        On December 24, 2004, Mrs. Fields Franchising, LLC, a wholly-owned subsidiary of Mrs. Fields Famous Brands, LLC ("Mrs. Fields"), and Shadewell Grove IP, LLC ("Shadewell"), entered into an agreement terminating the Trademark License Agreement between their predecessors-in-interest dated January 2, 2002 (the "License Agreement"). A copy of the License Agreement is included as Exhibit 10.42 to Mrs. Fields Famous Brands, LLC's Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission on April 30, 2004.

        The License Agreement granted Shadewell certain rights to produce and market frozen cookie dough under the Mrs. Fields® trademark and tradename in identified channels of distribution in exchange for the payment of license fees and royalties during the term of the License Agreement. The termination agreement reached between the parties provides for payment by Mrs. Fields to Shadewell of a termination fee of $1,050,000, and Shadewell's indemnification and release of Mrs. Fields for any and all claims arising from the License Agreement.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MRS. FIELDS FAMOUS BRANDS, LLC
By:	/s/ MICHAEL WARD Michael Ward Executive Vice President and General Counsel

Date: December 29, 2004

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  ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
SIGNATURES